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                                                                    Exhibit 10.2

                            DICON FIBEROPTICS, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

        1. PURPOSE. The purpose of the Plan is to provide an opportunity for individuals performing services for the Company to acquire an ownership interest in the Corporation in order to motivate such individuals to contribute to the growth and profitability of the Company. This Plan is not an employee stock purchase plan within the meaning of Code Section 423.

        2. DEFINITIONS. Whenever the following terms are used in the Plan, they shall have the meaning indicated below, unless a different meaning is required by the context.

        (a) "Administrator" means the President of the Corporation or such other officer or officers of the Corporation as the Board may designate.

        (b) "Board" means the board of directors of the Corporation.

        (c) "Code" means the Internal Revenue Code of 1986, as amended.

        (d) "Company" means, collectively, the Corporation and any "parent corporation" or "subsidiary corporation" of the Corporation as defined in Code
Section 424(e) and Section 424(f), respectively.

        (e) "Corporation" means DiCon Fiberoptics, Inc., a California corporation.

        (f) "Participant" means a person who is offered the opportunity to enroll or participate in the Plan and elects to enroll or participate.

        (g) "Plan" means this DiCon Fiberoptics, Inc. Employee Stock Purchase Plan.

        (h) "Share" means one share of common stock of the Corporation.

        3. ADMINISTRATION. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to select the individuals who may enroll or participate in the Plan, to determine the terms and conditions of enrollment or participation, to determine the Share price, and to determine all other matters relating to administration and operation of the Plan. All questions of interpretation, implementation, and application of the Plan shall be determined by the Administrator in its sole discretion. Such determinations shall be final and binding on all persons. No officer that acts as Administrator shall be liable for any act or omission on such officer's own part, including but not limited to the exercise of any power or discretion given to such officer under the Plan, except for those acts or omissions resulting from such officer's own gross negligence or willful misconduct.

        4. SHARES SUBJECT TO THE PLAN. The maximum number of Shares that may be issued under the Plan is 3,230,000, less any Shares issued pursuant to the Global Fiberoptics Profit Distribution Sharing Plan Alternative, and subject to adjustment as provided in Section 6(e).

        5. ELIGIBILITY. Any natural person who is an employee, consultant, or director of the Company shall be eligible to enroll or participate in the Plan if selected by the Administrator in its sole discretion (or, in the case of directors, by the Board in its sole discretion).



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        6. GENERAL TERMS AND CONDITIONS.

        (a) Enrollment or Participation. Shares may be purchased under the Plan by eligible individuals who elect to enroll or participate in the Plan in accordance with procedures established by the Administrator.

        (b) Price Per Share. The purchase price per Share shall be at least 85% of the fair value of a Share (as defined in California Code of Regulations, Title 10 Section 260.140.50) on the date the right to purchase is granted or the date the purchase is consummated. The Board shall in good faith determine fair value pursuant to procedures it shall establish in its sole discretion.

        (c) Special Rules for 10% Owners. The purchase price per Share shall be at least 100% of the fair value of a Share on the date the right to purchase is granted or the date the purchase is consummated if the individual owns stock possessing more than 10% of the combined voting power of all classes of stock of the Company. For purposes of determining whether an individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the individual shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries. Stock with respect to which the individual holds an option shall not be counted.

        (d) Transfer. No rights under the Plan may be transferred, assigned, pledged, or hypothecated by a Participant, whether by operation of law or otherwise, or made subject to execution, attachment, or similar process. Any such purported assignment, sale, transfer, delegation, or other disposition shall be null and void.

        (e) Changes in Capitalization or Corporate Transaction. In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, separation, liquidation or other change in the corporate structure or capitalization affecting the Shares, appropriate adjustment shall be made by the Administrator in the kind, price, and number of shares of stock (including, but not limited to, the maximum number of Shares reserved under the Plan) that are or may become subject to rights awarded or to be awarded under the Plan.

        7. SECURITIES LAW COMPLIANCE.

        (a) General Rules. The offer and sale of Shares under the Plan shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. Shares may not be purchased if the sale would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares may not be offered or sold unless (i) a registration statement under the Securities Act shall be in effect with respect to the Shares, or (ii) in the opinion of legal counsel to the Corporation, an exemption from the registration requirements of the Securities Act applies. The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation's legal counsel to be necessary to the lawful issuance and sale of any shares



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hereunder shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

        (b) Conditions. As a condition to enrollment, participation or purchase, the Corporation may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

        (c) Compliance with Rule 701 and Section 25102(o). The Plan is intended to satisfy all requirements of Rule 701 under the Securities Act of 1933 and California Corporations Code Section 25102(o) with respect to offers and sales that would otherwise violate Federal and California securities law (including the requirement that Participants receive financial statements at least annually), and any such requirement is hereby incorporated into the Plan to effect that intent.

        (d) Lockup Agreement. The Corporation (or a representative of the Corporation's underwriter(s)) may, in connection with the first underwritten registration of the offering of any securities of the Corporation, require that Participants not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Corporation held by the Participants, for a period of time specified by the underwriter(s) (not to exceed 180 days) following the Corporation's effective date of registration. Participants will execute and deliver such other agreements that are reasonably requested by the Corporation or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto, and the Corporation may impose stop-transfer instructions with respect to Participants' Shares until the end of such specified period.

        8. MISCELLANEOUS.

        (a) No Right to Participate. Nothing in the Plan shall be construed to give any person any right to participate in the Plan.

        (b) No Employment Rights. Neither the Plan nor any action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will continue a Participant's employment for any period of time, or in any position, or at any particular rate of compensation.

        (c) No Shareholders' Rights. A Participant shall have no rights as a shareholder with respect to Shares until the date of the issuance to him or her of a share certificate for the Shares, and no adjustment will be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

        (d) Claims. Any person who makes a claim for benefits under the Plan shall file the claim in writing with the Administrator. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Administrator's written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or other document on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to



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perfect his or her claim and an explanation of why such material or information is necessary. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection.

        (e) Attorneys' Fees. In any legal action or other proceeding brought by either party to enforce or interpret the terms of the Plan or any right under the Plan, each party shall bear its own attorneys' fees and costs.

        (f) No Effect. This Plan shall not affect in any way the right or power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of any member of the Company or any issue of bonds, debentures, or preferred or preference stocks affecting the Shares or the rights thereof, or of any rights, options, or warrants to purchase any capital stock of the Corporation, or the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its assets or business, or any other corporate act or proceedings of the Corporation, whether of a similar character or otherwise.

        (g) Severability. If any provision of the Plan or its application to any person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, that provision shall be enforced to the greatest extent permitted by law, and the remainder of this Plan and of that provision shall remain in full force and effect as applied to other persons, places, and circumstances.

        (h) Governing Law. This Plan and all rights under the Plan shall be governed by and construed in accordance with the laws of the State of California applicable to contracts wholly made and performed in the State of California.

        9. EFFECTIVE DATE OF THE PLAN. The Plan will become effective upon adoption of the Board, subject to approval by the Corporation's shareholders within 12 months of such adoption. Shares may be purchased under the Plan at any time after the Plan's adoption and before the termination of the Plan. The Plan shall terminate on the 10th anniversary of its adoption.

        10. AMENDMENT OF THE PLAN. The Board may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that without approval of the Corporation's shareholders no revision or amendment shall change the number of Shares subject to the Plan (except as provided in Section 6(e)), change the designation of the class of persons eligible to enroll or participate in the Plan, or materially increase the benefits accruing to Participants.

        IN WITNESS WHEREOF, the undersigned Secretary of the Corporation certifies that this Plan was adopted by the Board on February 9, 2001, effective as of the same date.

                                        /s/ Anthony T. Miller
                                        ----------------------------------------
                                        Secretary




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